UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 9, 2009, Empire Resorts, Inc. (the “Company”) received a notice (the “Notice”) from The Bank of New York Mellon Corporation (the “Trustee”), as indenture trustee under that certain indenture, dated as of July 26, 2004, by and among the Company, the Trustee and certain guarantors named therein (the “Indenture”).  The Notice asserted that an event of default has occurred and is continuing, which has not been waived, as a result of the Company’s failure to pay the principal amount of the Company’s 5½%, senior convertible notes (the “Notes”), plus accrued and unpaid interest and liquidated damages, upon the purported timely exercise of certain put rights under the Indenture.  As a result, the Notice advised that the Trustee has declared the entire $65 million unpaid principal amount of the Notes, all accrued, unpaid interest thereon and any additional amounts due and owning under the Indenture to be immediately due and payable.  The Company’s legal position that no exercise of any put rights has occurred in accordance with the terms of the Indenture and, consequently, no event of default has occurred under the Indenture.  As previously disclosed, the Company has commenced a declaratory judgment action against The Depository Trust Company and the Trustee in the Supreme Court of the State of New York in Sullivan County, pursuant to which the Company is seeking a judicial determination that (1) no Holder, as defined under the Indenture, delivered an executed put exercise notice to the office of the Trustee within the lawfully mandated time for exercise of a Holder’s put rights under the Indenture, which was prior to the close of business on July 31, 2009, as expressly required under the Indenture in order to properly exercise a put, and that, accordingly, (2) the Notes, in the full amount of $65 million, continue to mature on July 31, 2014.

A failure to have repurchased the Notes when required would result in an “Event of Default” under the Indenture and could result in a cross-default under the Company’s loan agreement, dated July 27, 2009, as amended (the “Loan Agreement”), with The Park Avenue Bank of New York (“PAB”).  This event would permit PAB to accelerate the debt outstanding under the Loan Agreement and, if such debt is not paid, to enforce security interests in the collateral securing such debt or result in the Company becoming involved in an insolvency proceeding.

Item 3.02.	Unregistered Sale of Equity Securities.

The Company held a special meeting of stockholders on November 10, 2009, at which the Company’s stockholders approved, among other things, the issuance of shares and related proposals to facilitate the issuance of 27,701,852 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to Kien Huat Realty III Limited, a corporation organized under the laws of the Isle of Man (the “Investor”), for consideration of $44 million (the “Second Tranche”), pursuant to that certain Investment Agreement, dated August 19, 2009, as amended, by and between the Company and the Investor (the “Investment Agreement”), as well as the issuance of any additional shares of Common Stock to the Investor as may be necessary pursuant to certain matching rights provided for under the Investment Agreement.  The Company previously issued 6,804,188 shares of Common Stock, or approximately 19.9% of the then outstanding Common Stock on a pre-transaction basis, for aggregate consideration of $11 million (the “First Tranche”), pursuant to the Investment Agreement.

The closing of the Second Tranche occurred on November 12, 2009, at which time, the Company issued an additional 27,701,852 shares of Common Stock to the Investor for consideration of $44 million in accordance with the terms of the Investment Agreement.  The Company intends to use the proceeds of the First Tranche and the Second Tranche for transaction costs, to pay interest on existing indebtedness and for general working capital.  The shares of Common Stock issued pursuant to the Investment Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The shares of Common Stock were issued to the Investor in reliance upon exemptions from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  The funds used by the Investor to purchase the First Tranche and Second Tranche of Common Stock pursuant to the Investment Agreement were obtained as contributions from Golden Hope Unit Trust, which generated the funds through its investment activities.

As a result of the closing of the Second Tranche, as of November 12, 2009, the Investor owns 34,506,040 shares of Common Stock, representing just under 50% of the voting power of the Company.  Following any purchase by the Investor pursuant to the option matching rights provided under the Investment Agreement, the Investor will own no more than one share less than 50% of the voting power of the Company, given the issuance of shares upon exercise of the option or warrant that triggered such option matching rights.  Under the terms of the Investment Agreement, the Investor is entitled to recommend three directors whom the Company is required to cause to be elected or appointed to its Board of Directors (the “Board”), subject to the satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee of the Board.  The Investor has designated Au Fook Yew and G. Michael Brown as members of the Board pursuant to its rights under the Investment Agreement.  The Investor has not yet identified to the Board the third director whom it will recommend for appointment to the Board pursuant to the Investment Agreement.  The Investor will continue to be entitled to recommend three directors for so long as it owns at least 24% of the voting power of the Company outstanding at such time, after which the number of directors whom the Investor will be entitled to designate for election or appointment to the Board will be reduced proportionally to the Investor’s percentage of ownership.  Under the Investment Agreement, for so long as the Investor is entitled to designate representatives to the Board, among other things, the Investor will have the right to nominate one of its director designees to serve as the Chairman of the Board, and Mr. Brown has been appointed to serve as Chairman of the Board pursuant to the Investor’s recommendation.  Until such time as the Investor ceases to own capital stock with at least 30% of the voting power of the Company outstanding at such time, the Board will be prohibited under the terms of the Investment Agreement from taking certain actions relating to fundamental transactions involving the Company and its subsidiaries and certain other matters without the affirmative vote of the directors designated by the Investor.

The consummation of the transactions contemplated by the Investment Agreement did not constitute a “change of control” under the Indenture.

Item 5.01.	Change in Control of Registrant.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2009, the Company filed with the State of Delaware an amendment to its Certificate of Incorporation to increase the Company’s authorized capital stock from 80,000,000 shares, consisting of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (the “Certificate Amendment”).  The foregoing description of the Certificate Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On November 10, 2009, the Company issued a press release announcing the approval by the Company’s stockholders of, among other things, the issuance of shares and related proposals to facilitate the consummation of Second Tranche.  The full text of such release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

3.1	Amendment to Certificate of Incorporation of Empire Resorts, Inc. filed on November 12, 2009.

99.1	Press release issued by Empire Resorts, Inc. on November 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: November 13, 2009	By:	/s/ Joseph E. Bernstein
Name: Joseph E. Bernstein
Title: Chief Executive Officer

Exhibit No.	Exhibits

3.1	Amendment to Certificate of Incorporation of Empire Resorts, Inc. filed on November 12, 2009.

99.1	Press release issued by Empire Resorts, Inc. on November 10, 2009.